FORM OF
               STOCK OPTION AMENDMENT AGREEMENT

THIS AGREEMENT made as of the 22nd day of July, 1996.

BETWEEN: [OPTIONEE NAME AND ADDRESS](hereinafter called the "Optionee")
     OF THE FIRST PART
AND:
          LA TEKO RESOURCES LTD., a company duly incorporated under the laws of the Province of British Columbia and having a registered office at Suite 800, 889 West Pender Street, Vancouver, British Columbia V6C 3B2 (hereinafter called the "Company")
     OF THE SECOND PART

WHEREAS:

A. The Optionee and the Company entered into a stock option agreement effective the 16th day of November, 1995 (the "Stock Option Agreement") whereby the Company granted to the Optionee an option to purchase 100,000 shares of the Company (the "Option").

B. The Company and the Optionee wish to amend the Stock Option Agreement to provide for the proper exercise price of US$1.60 for all of the options that vest in future years and to amend the number of stock options that immediately vest with the Optionee in the event of certain corporate transactions.

     NOW THEREFORE in consideration of the sum of $1 (One Dollar) paid by each of the Optionee and the Company to each other (the receipt and sufficiency of which is hereby acknowledged), the Optionee and the Company hereby agree as follows:

1. Section 1 of the Stock Option Agreement is deleted and the following is substituted in place thereof:
     "1.  Grant of Option

     (a) The Company hereby irrevocably grants to Optionee the right and option to purchase all of or any part of an aggregate of 100,000 shares (the "Shares") of common stock, having no par value per share, of the Company (the "Common Stock") on the terms and conditions hereinafter set forth. The options are, subject to Paragraph 1(b), exercisable in increments of 25,000 Shares each over the following terms:

          Shares                                 Term
     25,000 Shares                      11/16/1995 - 11/16/2000
     25,000 Shares                      11/16/1996 - 11/16/2001
     25,000 Shares                      11/16/1997 - 11/16/2002
     25,000 Shares                      11/16/1998 - 11/16/2003

     (b) In the event that the Company is subject to a merger, acquisition or other similar corporate transaction, the Optionee's 100,000-share option will be exercisable as to 50,000 shares if such transaction is consummated during the first term the Optionee participates as a director of the Company and the balance, aggregating the full 100,000 shares, will be exercisable if the consummation of such transaction were to occur after the first term that a director served in such capacity. For the purposes of this Agreement, the term "Expiry Date" shall be the date which is the last day of the latest term referred to in paragraph 1(a) above."

2. Section 2 of the Stock Option Agreement is deleted and the following is substituted in place thereof:

     "2.  Exercise Price

          The exercise price of this Option shall be US$1.60 per share of Common Stock (the "Exercise Price")."
3. The second paragraph of Section 9 is amended by deleting the last nine workds "...and the exercise of the Option by the Purchaser."

4. The second paragraph of Section 12 is amended by adding the words "... or director..." after the word employee in lines one and three.

5.   The terms of this Agreement are subject to regulatory approval.

     IN WITNESS WHEREOF the parties hereto have executed these presents as of the date and year first above written.

LA TEKO RESOURCES LTD.

Per: /s/ Gordon J. Fretwell
     Authorized Signature

SIGNED, SEALED AND DELIVERED       )
by [OPTIONEE] in the               )
presence of:                       )
                                   )
/s/ Witness                        )    /s/ [Optionee]
                                   )
[Address]                          )
                                   )
[Occupation]                       )